                            INTERCREDITOR AGREEMENT

    This INTERCREDITOR AGREEMENT (this "Agreement") is entered into this 31 day of December, 1999, by and among COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Coast"), RAYTHEON AIRCRAFT CREDIT CORPORATION, a Kansas corporation ("Raytheon"), and GREAT LAKES AVIATION, LTD., an Iowa corporation ("Borrower"), in light of the following:

                                R E C I T A L S

    WHEREAS, Coast has agreed to make certain financial accommodations to Borrower pursuant to the terms of that certain Loan and Security Agreement, of even date herewith, by and between Borrower and Coast (the "Coast Loan Agreement").

    WHEREAS, pursuant to the terms of the Coast Loan Instruments, repayment of the Coast Obligations are to be secured, inter alia, by a first priority lien and security interest in all present and future Coast Primary Collateral and a second priority lien and security interest in all present and future Coast Inventory Collateral, together with the proceeds of all of the foregoing.

    WHEREAS, Raytheon and Borrower have previously entered into that certain Agreement Pertaining to Loans and Leases (Great Lakes), dated as of July 11, 1997 (the "Raytheon Loan Agreement"), pursuant to which Raytheon agreed to make certain financial accommodations to Borrower.

    WHEREAS, pursuant to the terms of the Raytheon Loan Instruments, repayment of the Raytheon Obligations are secured, inter alia, by a first priority lien and security interest in all present and future Raytheon Primary Collateral, and all proceeds of all of the foregoing.

    WHEREAS, pursuant to the terms of the Raytheon Loan Instruments, the Raytheon Obligations are also secured by a first priority lien and security interest in Borrower's Accounts and Accounts Proceeds, with said lien and security interest to be immediately terminated pursuant to the terms of this Agreement in favor of Coast.

    WHEREAS, Borrower and Raytheon have agreed that repayment of the Raytheon Obligations will be accomplished through Borrower's payment of Five Million Dollars ($5,000,000) in cash (the "Paydown"), with the source of such Paydown funds being the financial accommodations provided by Coast to Borrower under the Coast Loan Agreement. In addition, Raytheon Aircraft Parts Inventory & Distribution Company ("RAPID") has agreed to purchase up to $5,000,000 in new or certified overhauled 19000 C or D aircraft parts. The return of the parts is subject to the conditions described in a November 10, 1999 letter from Raytheon Aircraft Credit Corporation and RAPID to Mr. Richard Hanson of Borrower (the "Inventory Return"). The proceeds from the return of the parts shall be applied to the Raytheon Obligations. The Inventory Return is to be completed by March 31, 2000. In the event there is insufficient inventory to return for credit to satisfy the Raytheon Obligations, then Raytheon agrees to term out the then existing and remaining Raytheon Obligations over a twenty-four (24) month period

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

(the "Term Out"). Payments under the Term Out will commence on April 30, 2000 and will continue each and every month thereafter until a final payment due on March 31, 2002.

    WHEREAS, Borrower, Raytheon, and Coast have agreed that until the Raytheon Obligations are satisfied in full, Raytheon will continue to have a first priority lien and security interest in the Raytheon Primary Collateral and Coast will have a second priority lien and security interest with respect only to the Raytheon Primary Collateral consisting of Beechcraft Model Type 1900 Engines, Propellers and Spare Parts. At all relevant times, Raytheon's first priority lien and security interest in the Raytheon Primary Collateral (other than Embraer Brasilia collateral) will be limited to the amount of the outstanding Raytheon Obligations after receipt of the Paydown. Upon payment in full of the Raytheon Obligations, Raytheon and Coast each agree that they will release their liens and security interests in the Raytheon Primary Collateral.

    WHEREAS, as a condition precedent to Coast's entering into the Coast Loan Agreement, Coast has required that the parties hereto execute this Agreement.

    NOW THEREFORE, the parties hereto agree as follows:

    1. INCORPORATION OF RECITALS. The Recitals set forth above are hereby incorporated by reference.

    2. DEFINITIONS. When used herein, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined):

    "ACCOUNTS", "CHATTEL PAPER", "DOCUMENTS", "EQUIPMENT", "FIXTURES", "GENERAL INTANGIBLES", "INSTRUMENTS", and "INVENTORY" shall have the meanings assigned to them under the UCC.

    "ACCOUNTS PROCEEDS" shall mean all proceeds of Accounts including, without limitation, all of Borrower's right, title and interest in and to the entire net settlement amounts of passenger revenue, air freight, nontransportation, IATA, UATP, and other receipts, and payments of revenues, which are or shall be received for the account of and are or shall become payable to Borrower by Airlines Clearing House, Inc. or otherwise.

    "COAST INVENTORY COLLATERAL" shall mean all of Borrower's now existing and hereafter acquired Inventory which secures indebtedness incurred by Borrower, and all proceeds of the foregoing, other than the Beechcraft Model 1900 type aircraft owned by Borrower in which a purchase money security interest exists in favor of Raytheon.

    "COAST LOAN INSTRUMENTS" shall mean all of the instruments executed by and among Borrower and Coast in connection with the transactions contemplated by the Coast Loan Agreement.

    "COAST OBLIGATIONS" shall mean the obligations owed by Borrower to Coast pursuant to the Coast Loan Instruments.

    "COAST PRIMARY COLLATERAL" shall mean all of Borrower's Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles and Instruments, and the proceeds thereof other than (a) the Raytheon Primary Collateral and the Raytheon Purchase Money Collateral, (b) any of Borrower's Slots (as defined in the Coast Loan Agreement) and (iii) any of Borrower's Brasilia aircraft, engines, propellers or spare parts which are subject to lease or finance arrangements. More specifically, included within the Coast Primary Collateral are Borrower's Accounts Proceeds, and the proceeds thereof.

    "COLLATERAL" shall mean, collectively, the Coast Primary Collateral and the Raytheon Primary Collateral.

    "DEBT INSTRUMENTS" shall mean, collectively, the Coast Loan Instruments and the Raytheon Loan Instruments.

    "ENGINES" shall mean all aircraft engines which are rated at 750 or more takeoff horsepower or the equivalent of that horsepower.

    "LENDERS" shall mean, collectively, Raytheon and Coast.

    "OBLIGATIONS" shall mean, collectively, the Coast Obligations and the Raytheon Obligations.

    "PROPELLERS" shall mean all aircraft propellers which are capable of absorbing 750 or more rated shaft horsepower.

    "RAYTHEON PRIMARY COLLATERAL" shall mean all of Borrower's now existing and hereafter acquired Engines, Propellers and Spare Parts with respect to Borrower's Beechcraft Model 1900 type aircraft and Borrower's Embraer Brasilia type aircraft, and the proceeds thereof.

    "RAYTHEON LOAN INSTRUMENTS" shall mean a negotiable promissory note in the amount of Five Million Dollars ($5,000,000) dated July 31, 1996, a negotiable promissory note in the amount of Four Million Dollars ($4,000,000) dated July 11, 1997, and a negotiable promissory note in the amount of One Million Dollars ($1,000,000) dated January 1, 1998, as well as any and all security agreements, pledge and assignment agreements and other documentation associated therewith.

    "RAYTHEON OBLIGATIONS" shall mean the obligations owed by Borrower to Raytheon pursuant to the Raytheon Loan Instruments.

    "RAYTHEON PURCHASE MONEY COLLATERAL" shall mean all of Borrower's now existing and hereafter acquired aircraft, engines and propellers which secured indebtedness incurred by Borrower to finance all or part of the purchase price of such property, and all proceeds of the foregoing.

    "SPARE PARTS" shall mean all air carrier aircraft engines (other than Engines), propellers (other than Propellers), appliances, spare parts, avionics, accessories, instruments, rotables, equipment (including ground support equipment), subassemblies, tool, kits, consumables, components and related items maintained by or on behalf of Borrower for installation in or use in connection with Borrower's currently owned or hereafter acquired aircraft.

    "UCC" shall mean the Uniform Commercial Code as adopted in the State of Iowa.

    3. TERMINATION OF RAYTHEON LIEN AND SECURITY INTEREST AGAINST ACCOUNTS AND ACCOUNTS PROCEEDS. Upon receipt of the Paydown, Raytheon agrees to immediately terminate its lien and security interest in all of Borrower's assets (including but not limited to the Accounts and the Accounts Proceeds), other than the Raytheon Primary Collateral and the Raytheon Purchase Money Collateral. Raytheon agrees to execute and deliver to Coast such terminations or other instruments as may be required by Coast to give effect to said termination including, without limitation, providing executed UCC termination statements with respect to the financing statements set forth on Exhibit A hereto.

    4. PRIORITY OF LIENS. Notwithstanding the date, manner or order of perfection or attachment of the security interests and liens granted by Borrower to Raytheon or the priority provisions of the UCC or any other applicable law, Coast shall have a first priority and only security interest in and lien upon the Coast Primary Collateral (including, without limitation, the right to go upon the premises of Borrower in order to collect and take possession of such Coast Primary Collateral in accordance, with the provisions of the Coast Loan Instruments) and Raytheon shall have no lien or security interest in the Coast Primary Collateral. Notwithstanding the date, manner or order of perfection or attachment of the security interests and liens granted to by Borrower to Coast or the priority provisions of the UCC or any other applicable law, Raytheon shall have a first priority security interest in and lien upon the Raytheon Primary Collateral and the Raytheon Purchase Money Collateral (including, without limitation, the right to go upon the premises of Borrower in order to collect and take possession of such Raytheon Primary Collateral and the Raytheon Purchase Money Collateral in accordance, with the provisions of the Raytheon Loan Instruments and the loan instruments evidencing the Raytheon Purchase Money Collateral Indebtedness) and Coast shall have a subordinate security interest and lien therein (with the exceptions of the Raytheon Primary Collateral consisting of Embraer Brasilia Type Engines, Propellers and Spare Parts and the Raytheon Purchase Money Collateral), subject to the provisions of paragraph 6 hereof.

    5. TERMINATION OF LIENS AND SECURITY INTERESTS IN THE RAYTHEON PRIMARY COLLATERAL. Upon full satisfaction of the the Raytheon Obligations as a result of the Paydown, the Inventory Repurchase and the Term Out, if applicable, Raytheon and Coast each agree that they will release their liens and security interests in the Raytheon Primary Collateral and the Coast Inventory Collateral. Raytheon and Coast each agree that they will execute and deliver to Borrower such terminations or other instruments as may be required by Borrower to give effect to said terminations.

    6. INSURANCE PROCEEDS. Notwithstanding the foregoing, proceeds of insurance shall be paid as follows:

        (a) insurance proceeds with respect to the Coast Primary Collateral shall be paid (i) first, to Coast until the Coast Obligations are paid in full and all commitments on the part of Coast to make loans to Borrower are terminated, and (ii) second, to Borrower:

        (b) insurance proceeds with respect to the Raytheon Primary Collateral (other than Embraer Brasilia collateral) shall be paid (i) first, to Raytheon until the Raytheon Obligations are paid in full and all commitments on the part of Raytheon to make loans to Borrower are terminated,
(ii) second, to Coast until the Coast Obligations are paid in full and all commitments on the part of Coast to make loans to Borrower are terminated, and (iii) third, to Borrower.

        (c) insurance proceeds with respect to the Coast Inventory Collateral shall be paid (i) first, to the party holding the first security interest in such property until the indebtedness secured by such security interest is paid in full and commitments on the part of such secured party to makes loans to Borrower are terminated, (ii) second, to Coast until the Coast Obligations are paid in full and all commitments on the part of Coast to make loans to Borrower are terminated, and (iii) third, to Borrower.

    Notwithstanding the foregoing, the Borrower and Coast agree that, in the event of a conflict between the terms of this Paragraph 7 and the Coast Loan Agreement, the provisions of the Coast Loan Agreement shall control with respect to insurance proceeds to be paid to Coast or the Borrower.

    7.  LIEN ENFORCEMENT ACTIONS.

        (a) COAST. Nothing contained herein shall restrict Coast's right to enforce its liens or security interests and exercise any other right or remedy with respect to the Coast Primary Collateral or Coast Inventory Collateral in accordance with the provisions of the Coast Loan Instruments and applicable law. Prior to the payment in full of the Raytheon Obligations, Coast shall not, without the prior written consent of Raytheon, take any action to enforce its liens and security interests with respect to the Raytheon Primary Collateral.

        (b) RAYTHEON. Nothing contained herein shall restrict Raytheon's right to enforce its liens and security interests or exercise any other right or remedy with respect to the Raytheon Primary Collateral or Raytheon Purchase Money Collateral in accordance with the provisions of the Raytheon Loan Instruments, the agreements and instruments evidencing purchase money debt of the Borrower to Raytheon, and applicable law.

        (c) NOTICE OF LIEN ENFORCEMENT ACTION. Simultaneously with the commencement by either party hereto of any action to enforce its liens and security interests in any of the Collateral, such party shall send to the other party written notice of its commencement of such action; provided, however, that the failure to give such notice for any reason whatsoever shall not be deemed to be a breach of this Agreement and shall not affect the rights of the parties hereunder in any way whatsoever.

    8. CONTINUED EFFECTIVENESS OF THIS AGREEMENT. The terms of this Agreement and the rights and obligations of the Lenders arising hereunder shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment, modification or termination of or supplement to any Debt Instrument; (b) the validity or enforceability of any Debt Instrument; (c) any exercise or nonexercise of any right, power or remedy under or in respect of any of the Obligations, or the Debt Instruments or arising at law; or (d) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission in respect thereof, whether or not any of the parties hereto shall have consented thereto.

    9.  Miscellaneous.

        (a) DEFAULTS. Concurrently with the providing of written notice to Borrower of its failure to pay the applicable Obligations owed to such Lender pursuant to the applicable Debt Instruments, such Lender will provide the other Lender with a copy of such written notice to Borrower; provided, however, that the failure to give such notice for any reason whatsoever shall not be deemed to be a breach of this Agreement and shall not affect the rights of the parties hereunder in any way whatsoever.

        (b) CONFLICTS. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Debt Instruments, and except as provided in Paragraph 7 hereof, the provisions of this Agreement shall govern and be controlling.

        (c) NOTICES. Any notices required or permitted to be given hereunder shall be validly given if set forth in writing and delivered by telecopy, by hand or commercial messenger against receipt or mailed, either by overnight express carrier or by certified mail, postage prepaid, return receipt requested, addressed to the parties hereto at their respective addresses as set forth on the signature page of this Agreement. Any notice hereunder shall be deemed given (i) on the day which it is delivered by telecopy, by hand or such commercial messenger service, (ii) if sent by overnight express carrier, on the business day immediately after the day sent or, if such day is not a business day, on the next business day, or (iii) if sent by mail, on the earlier of actual receipt by the receipt by the recipient or three (3) business days after the day deposited in the mails, postage prepaid. Any party hereto may designate any other address to which any notices shall be given by notice duly given hereunder; provided, however, that any such notice of other address shall be deemed to have been given hereunder only when actually received by the party to which addressed.

        (d) AMENDMENT OF AGREEMENT; ENTIRE AGREEMENT, ETC. This Agreement may be amended or modified by written instrument only, signed by each of the parties hereto. No waiver of any term or provision of this Agreement shall be effective unless it is in writing, making specific reference to this Agreement and signed by the party against which such waiver is sought to be enforced. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be signed in one or more counterparts which, when taken together, shall constitute one and the same document.

        (e) TRANSFER OF OBLIGATIONS; EXECUTION OF IDENTICAL AGREEMENT. Prior to the consummation of any sale, assignment, disposition or other transfer of any of the Obligations, the transferor of such Obligations as a condition precedent to the rights of any transferee to succeed to such transferor's position, shall cause such transferee to execute and deliver to the other parties to this Agreement an agreement (substantially identical to this Agreement or otherwise in form and substance satisfactory to such parties) providing for the continued effectiveness of all of the rights of such other parties under this Agreement.

        (f) TERMINATION; EFFECT. This Agreement shall terminate upon payment in full of the Obligations owing to either Lender, provided that all commitments on the part of such Lender to make further loans to Borrower have been terminated.

    This Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

                                 RAYTHEON:

                                 RAYTHEON AIRCRAFT CREDIT CORPORATION,
                                 a Kansas corporation

                                 By: /s/ John S. Myers
                                    -------------------------------------------
                                 Title: VP
                                       ----------------------------------------

                                 Address:  9709 E. Central
                                           Wichita, Kansas 67206


                                 COAST:

                                 COAST BUSINESS CREDIT, a division
                                 of Southern Pacific Bank

                                 By: /s/ John C. Steiner
                                    -------------------------------------------
                                 Title: CFO
                                       ----------------------------------------

                                 Address: 12121 Wilshire Boulevard, Suite 1400 Los Angeles, California 90025


                                 BORROWER:

                                 GREAT LAKES AVIATION, LTD.,
                                 an Iowa corporation

                                 By: /s/ Thomas J. Ahmann
                                    -------------------------------------------
                                 Title: CFO
                                       ----------------------------------------

                                 Address:  1965 330th Street
                                           Spencer, Iowa 51301

                                  EXHIBIT "A"

             [Raytheon Financing Statements to be Terminated]


Filing Number                          Location
-------------                          --------
K758078                                Iowa Secretary of State
3716398                                Illinois Secretary of State
738440                                 Nebraska Secretary of State
19972059196                            Colorado Secretary of State






























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